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                                                                      Exhibit 11

              ELECTRONIC TELE-COMMUNICATIONS, INC. AND SUBSIDIARY
                       COMPUTATION OF EARNINGS PER SHARE
      THREE-MONTH AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND 1994

                                                    THREE MONTHS ENDED                            NINE MONTHS ENDED
                                                        SEPTEMBER 30                                 SEPTEMBER 30
                                           --------------------------------------      ------------------------------------
                                             1995                      1994                1995                      1994
                                           --------------------------------------      ------------------------------------
Weighted average common
 shares outstanding:
  Class A common                                2,003,949           2,003,949
  Class B common                                  500,000             500,000

Net effect of dilutive stock options -
 based on the treasury stock method
 using averaged market price:
  Class A common                                       --                  --
                                           --------------------------------------
Total shares:*
 Class A common                                 2,003,949           2,003,949              2,003,949           2,509,408
                                           ======================================      ====================================
 Class B common                                   500,000             500,000                500,000             500,000
                                           ======================================      ====================================


Net earnings (loss)                         $    (262,950)        $   214,691           $   (352,722)        $   568,564

Less dividends paid:
 Class A common                                   120,237             120,237                240,474             240,334
 Class B common                                    20,000              20,000                 20,000              20,000
                                           --------------------------------------      ------------------------------------
Undistributed earnings (loss)               $    (403,187)        $    74,454           $   (613,196)        $   308,230
                                           ======================================      ====================================

Allocation of undistributed
 earnings (loss):
  Class A common                            $    (322,677)        $    59,587           $   (490,750)        $   246,815
  Class B common                                  (80,510)             14,867               (122,446)             61,415


Calculation of earnings (loss) per share:

Class A common:
 Dividends paid                             $        0.06         $      0.06           $       0.12         $      0.12
 Allocation of undistributed
  earnings (loss)                                   (0.16)               0.03                  (0.24)               0.12
                                           --------------------------------------      ------------------------------------
 Earnings (loss) per Class A common share   $       (0.10)        $      0.09           $      (0.12)        $      0.24
                                           ======================================      ====================================

Class B common:
 Dividends paid                             $        0.04         $      0.04           $       0.04         $      0.04
 Allocation of undistributed
  earnings (loss)                                   (0.16)               0.03                  (0.24)               0.12
                                           --------------------------------------      ------------------------------------
 Earnings (loss) per Class B common share   $       (0.12)        $      0.07           $      (0.20)        $      0.16
                                           ======================================      ====================================

* Total shares of Class A common and Class B common for the Nine Months Ended September 30, 1995 and 1994, are calculated as the weighted average of the quarters included.